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                                                                    Exhibit 4(c)

                               BYLAWS, AS AMENDED
                                       OF
                            PARKWAY PROPERTIES, INC.
                             A Maryland Corporation

                                                              As Amended Through
                                                              May 27, 1997

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                            PARKWAY PROPERTIES, INC.

                               BYLAWS, AS AMENDED

                                TABLE OF CONTENTS
                                -----------------

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                                                                                              PAGE

ARTICLE I.....................................................................................  1
                  OFFICES  ...................................................................  1
                           Section 1.       PRINCIPAL OFFICE..................................  1
                           Section 2.       ADDITIONAL OFFICES................................  1

ARTICLE II....................................................................................  1
                  MEETINGS OF STOCKHOLDERS....................................................  1
                           Section 1.       ANNUAL MEETING....................................  1
                           Section 2.       SPECIAL MEETINGS..................................  1
                           Section 3.       PLACE OF MEETINGS.................................  2
                           Section 4.       NOTICE............................................  2
                           Section 5.       SCOPE OF NOTICE...................................  2
                           Section 6.       QUORUM............................................  2
                           Section 7.       VOTING............................................  3
                           Section 8.       PROXIES...........................................  3
                           Section 9.       VOTING OF STOCK BY
                                    CERTAIN HOLDERS...........................................  3
                           Section 10.      INSPECTORS........................................  4
                           Section 11.      NOMINATIONS AND
                                    STOCKHOLDER BUSINESS......................................  4
                           Section 12.      INFORMAL ACTION BY
                                    STOCKHOLDERS..............................................  7
                           Section 13.      VOTING BY BALLOT..................................  7

ARTICLE III...................................................................................  8
                  DIRECTORS...................................................................  8
                           Section 1.       GENERAL POWERS;
                                    QUALIFICATIONS............................................  8
                           Section 2.       NUMBER AND TENURE.................................  8
                           Section 3.       REGULAR MEETINGS..................................  8
                           Section 4.       SPECIAL MEETINGS..................................  8
                           Section 5.       NOTICE............................................  9
                           Section 6.       QUORUM............................................  9
                           Section 7.       VOTING............................................  9
                           Section 8.       TELEPHONE MEETINGS................................  9
                           Section 9.       INFORMAL ACTION BY
                                    DIRECTORS................................................. 10
                           Section 10.      COMPENSATION...................................... 10
                           Section 11.      REMOVAL OF DIRECTORS.............................. 10
                           Section 12.      LOSS OF DEPOSIT................................... 10

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
                           Section 13.      SURETY BONDS...................................... 10
                           Section 14.      RELIANCE.......................................... 10
                           Section 15.      CERTAIN RIGHTS OF DIRECTORS....................... 10

ARTICLE IV.................................................................................... 11
                  COMMITTEES.................................................................. 11
                           Section 1.       NUMBER, TENURE AND QUALIFICATIONS................. 11
                           Section 2.       POWERS............................................ 11
                           Section 3.       MEETINGS.......................................... 11
                           Section 4.       TELEPHONE MEETINGS................................ 11
                           Section 5.       INFORMAL ACTION BY COMMITTEES..................... 12

ARTICLE V..................................................................................... 12
                  OFFICERS ................................................................... 12
                           Section 1.       GENERAL PROVISIONS................................ 12
                           Section 2.       ELECTION, TENURE AND REMOVAL OF OFFICERS.......... 12
                           Section 3.       CHIEF EXECUTIVE OFFICER........................... 13
                           Section 4.       CHIEF OPERATING OFFICER........................... 13
                           Section 5.       CHIEF FINANCIAL OFFICER........................... 13
                           Section 6.       CHAIRMAN OF THE BOARD............................. 13
                           Section 7.       PRESIDENT......................................... 13
                           Section 8.       VICE PRESIDENTS................................... 14
                           Section 9.       SECRETARY......................................... 14
                           Section 10.      TREASURER......................................... 14
                           Section 11.      ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.... 14
                           Section 12.      SALARIES.......................................... 14

ARTICLE VI.................................................................................... 15
                  CONTRACTS, LOANS, CHECKS AND DEPOSITS....................................... 15
                           Section 1.       CONTRACTS......................................... 15
                           Section 2.       CHECKS AND DRAFTS................................. 15
                           Section 3.       DEPOSITS.......................................... 15

ARTICLE VII................................................................................... 15
                  STOCK ...................................................................... 15
                           Section 1.       CERTIFICATES...................................... 15
                           Section 2.       TRANSFERS......................................... 16
                           Section 3.       LOST CERTIFICATE.................................. 16
                           Section 4.       CLOSING OF TRANSFER BOOKS OR FIXING OF
                                            RECORD DATE....................................... 17
                           Section 5.       STOCK LEDGER...................................... 18
                           Section 6.       FRACTIONAL STOCK;
                                            ISSUANCE OF UNITS................................. 18
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
ARTICLE VIII.................................................................................. 18
                  ACCOUNTING YEAR............................................................. 18

ARTICLE IX.................................................................................... 18
                  DIVIDENDS................................................................... 18
                           Section 1.       DECLARATION....................................... 18
                           Section 2.       CONTINGENCIES..................................... 18

ARTICLE X..................................................................................... 19
                  INVESTMENT POLICY........................................................... 19

ARTICLE XI.................................................................................... 19
                  SEAL ....................................................................... 19
                           Section 1.       SEAL.............................................. 19
                           Section 2.       AFFIXING SEAL..................................... 19

ARTICLE XII................................................................................... 19
                  INDEMNIFICATION............................................................. 19
                           Section 1.       PROCEDURE......................................... 19
                           Section 2.       EXCLUSIVITY, ETC.................................. 20
                           Section 3.       SEVERABILITY; DEFINITIONS......................... 20

ARTICLE XIII.................................................................................. 21
                  WAIVER OF NOTICE............................................................ 21

ARTICLE XIV................................................................................... 21
                  AMENDMENT OF BYLAWS......................................................... 21

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                           MARYLAND BYLAWS, AS AMENDED

                                       OF

                            PARKWAY PROPERTIES, INC.


                                    ARTICLE I

                                     OFFICES


SECTION 1. PRINCIPAL OFFICE.

          The principal office of the Corporation shall be located at such place as the Board of Directors may designate.

SECTION 2. ADDITIONAL OFFICES.

          The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

SECTION 1. ANNUAL MEETING.

          The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers, either at 9:00 am. on the first Thursday of June in each year if not a legal holiday, or at such other time on such other day falling on or before the 30th day thereafter as shall be set by the Board of Directors. Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

SECTION 2. SPECIAL MEETINGS.

          At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the President, the Chief Executive Officer, the Chairman of the Board or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the corporation) with or without a meeting. Special meetings of the stockholders


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shall also be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting or a majority of the Board of Directors. A request for a special meeting shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform the stockholders making the request of the reasonably estimated costs of preparing and mailing a notice of the meeting and, upon such stockholders' payment to the Corporation of such costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting.

SECTION 3. PLACE OF MEETINGS.

          Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

SECTION 4. NOTICE.

          Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who his entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

SECTION 5. SCOPE OF NOTICE.

                  Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

SECTION 6. QUORUM.

                  At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a

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quorum; but this section shall not affect any requirement under any statute or the Charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 7. VOTING.

          A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Articles of the Corporation. Unless otherwise provided in the Articles, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

SECTION 8. PROXIES.

          A stockholder may vote the stock owned of record by him, either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION 9. VOTING OF STOCK BY CERTAIN HOLDERS.

          Stock registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the board of directors of such corporation or other entity presents a certified copy of such bylaw or resolution, in

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which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.

          Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

          The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date of closing of the stock transfer books, the time after the record date of closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

SECTION 10. INSPECTORS.

          At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

          Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the

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number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 11. NOMINATIONS AND STOCKHOLDER BUSINESS.

                  (a) Annual Meeting of Stockholders.

                           (1) Nominations of persons for election to the Board
                  of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the meeting and who complied with the notice procedures set forth in this Section 11(a).

                           (2) For nominations or other business to be properly
                  brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) (1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the

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                  meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                           (3) Notwithstanding anything in the second sentence
                  of paragraph (a) (2) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

                           (b) Special Meetings of Stockholders. Only such
                  business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this
                  Section 11(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11(b).

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                  In the event the Corporation calls a special meeting of
                  stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a) (2) of this Section 11(b) shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                  (c)  General.

                           (1) Only such persons who are nominated in accordance
                  with the procedures set forth in this Section 11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth this Section 11. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 11 and, if proposed nomination or business is not in compliance with this Section 11, to declare that such defective nomination or proposal be disregarded.

                           (2) For purposes of this Section 11, "public
                  announcement" shall mean disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

                           (3) Notwithstanding the foregoing provisions of this
                  Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion

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                  of proposals in the Corporation's proxy statement pursuant to
                  Rule 14a-8 under the Exchange Act.

SECTION 12. INFORMAL ACTION BY STOCKHOLDERS.

                  Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each stockholder entitled to vote on the matter and each stockholder entitled to notice of a meeting of stockholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the stockholders. Stockholders may not participate in meetings by means of a conference telephone or similar communications equipment.

SECTION 13. VOTING BY BALLOT.

                  Voting on any question or in any election may be via voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.


                                   ARTICLE III

                                    DIRECTORS

SECTION 1. GENERAL POWERS; QUALIFICATIONS.

                  The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. A majority of the persons serving as directors of the Corporation at any time shall be directors who are unaffiliated (in the sole determination of the Board of Directors, which determination shall be final) with and who do not receive compensation from the Corporation (other than as a result of status as a director of the Corporation) ("Independent Directors"). Notwithstanding the foregoing requirement, no action otherwise validly taken by the Board of Directors during a period in which a majority of its members are not Independent Directors shall be invalidated or otherwise affected by such circumstance, nor shall such circumstance subject the directors taking any such action to a higher standard of care or to liability other than that which would have applied to such action were a majority of the members of the Board of Directors Independent Directors at the time such action was taken.

SECTION 2. NUMBER AND TENURE.

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                  At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Each director shall hold office for a term of one year and until his successor is elected and qualified, or until his resignation, removal (in accordance with the Charter), retirement or death.

SECTION 3. REGULAR MEETINGS.

                  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

SECTION 4. SPECIAL MEETINGS.

                  Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. NOTICE.

                  Notice of any special meeting shall be given by written notice delivered personally, transmitted by facsimile, telegraphed or mailed to each director at his business or residence address. Personally delivered, facsimile transmitted ore telegraphed notices shall be given at least twenty-four hours prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in this notice, unless specifically required by statute or these Bylaws.

SECTION 6. QUORUM.

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                  A majority of the directors shall constitute a quorum for
transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided - further that if, pursuant to the Articles of the Corporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.

SECTION 7. VOTING.

                  The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater or lesser proportion is required for such action by the Articles, these Bylaws or applicable statute.

SECTION 8. TELEPHONE MEETINGS.

                  Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

SECTION 9. INFORMAL ACTION BY DIRECTORS.

                  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

SECTION 10. COMPENSATION.

                  Unless restricted by the Charter, the Board of Directors shall have the authority to fix the compensation of directors.

SECTION 11. REMOVAL OF DIRECTORS.

                  The stockholders may remove any director in the manner provided in the Charter of the Corporation.

SECTION 12. LOSS OF DEPOSIT.


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                  No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association or other institution with whom moneys or stock have been deposited.

SECTION 13. SURETY BONDS.

                  Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

SECTION 14. RELIANCE.

                  Each director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the advisers, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

SECTION 15. CERTAIN RIGHTS OF DIRECTORS.

                  The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director, officer, employee or agent of the Corporation, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Corporation.


                                   ARTICLE IV

                                   COMMITTEES

SECTION 1. NUMBER, TENURE AND QUALIFICATIONS.

                  The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

SECTION 2. POWERS.


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                  The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except the power to authorize dividends on stock, elect directors, issue stock other than as provided below, recommend to the stockholders any action which requires stockholder approval, amend these Bylaws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the board, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

SECTION 3. MEETINGS.

                  At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.

SECTION 4. TELEPHONE MEETINGS.

                  Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

SECTION 5. INFORMAL ACTION BY COMMITTEES.

                  Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting if a consent in writing to such action is signed by each member of the committee and such written consent is filled with the minutes of proceedings of such committee.



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                                    ARTICLE V

                                    OFFICERS

SECTION 1. GENERAL PROVISIONS.

                  The officers of the Corporation shall include a chief executive officer, a president, one or more vice presidents, a secretary and a treasurer and may include a chairman of the board, a chief operating officer, a chief financial officer, a treasurer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The Chairman of the Board shall be a director, other officers need not be directors. Any two or more offices except president and secretary may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary.

SECTION 2. ELECTION, TENURE AND REMOVAL OF OFFICERS.

                  The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of his contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.

SECTION 3. CHIEF EXECUTIVE OFFICER.

                  The President shall be the chief executive officer of the Corporation unless the Board of Directors designates the Chairman of the Board as chief executive officer. Subject to the control of the Board of Directors and the executive committee (if any), the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and

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other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

SECTION 4. CHIEF OPERATING OFFICER.

                  The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

SECTION 5. CHIEF FINANCIAL OFFICER.

                  The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

SECTION 6. CHAIRMAN OF THE BOARD.

                  If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and the Chairman shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to the Chairman by the Board of Directors.

SECTION 7. PRESIDENT.

                  Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, he shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (should the President be a director) of the Board of Directors; and the President shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to the President by the Board of Directors.

SECTION 8. VICE PRESIDENTS.

                  The Vice Presidents shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.


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SECTION 9. SECRETARY.

                  The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; the Secretary shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours, and he shall in general perform all duties incident to the office of Secretary, subject to the control of the chief executive officer and the Board of Directors.

SECTION 10. TREASURER.

                  The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation. He shall perform all acts incident to the position of Treasurer subject to the control of the chief executive officer and the Board of Directors; and the Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of the Treasurer's duties in such form as the Board of Directors may require.

SECTION 11. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.

                  Each Assistant Treasurer and Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the chief executive officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability or refusal to act. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability or refusal to act.

SECTION 12. SALARIES.

                  The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director.


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                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS.

                  The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instruments in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.

SECTION 2. CHECKS AND DRAFTS.

                  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

SECTION 3. DEPOSITS.

                  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.


                                   ARTICLE VII

                                      STOCK

SECTION 1. CERTIFICATES.

                  The Corporation's Excess Stock (the "Excess Stock"), shall be issued in book entry form only, and without certificates. For that purpose, the Corporation shall cause appropriate records to be maintained of all registered holders of the Excess Stock and the number of shares of Excess Stock, respectively, held by each, from time to time.

                  Except as provided above with respect to the Excess Stock, each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of

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shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistance secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes or series of stock, each class or series may have its own number sequence. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information.

SECTION 2. TRANSFERS.

                  Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

                  Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Charter of the Corporation.

SECTION 3. LOST CERTIFICATE.


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                  The Board of Directors (or any officer designated by it) may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to advertise the same in such manner as they shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

SECTION 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

                  The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken.

                  In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

                  If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

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                  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer books and the stated period of closing has expired.

SECTION 5. STOCK LEDGER.

                  The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

SECTION 6. FRACTIONAL STOCK; ISSUANCE OF UNITS.

                  The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Articles or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.


                                  ARTICLE VIII

                                 ACCOUNTING YEAR

                  The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.


                                   ARTICLE IX

                                    DIVIDENDS

SECTION 1. DECLARATION.

                  Dividends upon the stock of the Corporation may be declared by the Board of Directors, subject to the provisions of law and the Articles of the Corporation. Dividends may be paid

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in cash, property or stock of the Corporation, subject to the provisions of law and the Articles.

SECTION 2. CONTINGENCIES.

                  Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                    ARTICLE X

                                INVESTMENT POLICY

                  Subject to the provisions of the Charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.


                                   ARTICLE XI

                                      SEAL

SECTION 1. SEAL.

                  The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall have inscribed thereon the name of the Corporation and the year of its organization. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

SECTION 2. AFFIXING SEAL.

                  Whenever the Corporation is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.


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                                   ARTICLE XII

                                 INDEMNIFICATION

SECTION 1. PROCEDURE.

                  Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

SECTION 2. EXCLUSIVITY, ETC.

                  The indemnification and advance of expenses provided by the Charter and these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other Provision that is consistent with law, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Bylaw is in effect. Nothing

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herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force.

SECTION 3. SEVERABILITY; DEFINITIONS.

                  The invalidity or unenforceability of any provision of this
Article XII shall not affect the validity or enforceability of any other provision hereof. The phrase "this Bylaw" in this Article XII means this Article XII in its entirety.


                                  ARTICLE XIII

                                WAIVER OF NOTICE

                  Whenever any notice is required to be given pursuant to the Charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated herein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                   ARTICLE XIV

                               AMENDMENT OF BYLAWS

                  In accordance with the Charter, these Bylaws may be repealed, altered, amended or rescinded (a) by the stockholders of the Corporation (considered for this purpose as one class) by the affirmative vote of not less than 80% of all of the votes entitled to be cast generally in the election of directors which are cast on the matter at any meeting of stockholders called for

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that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting) or (b) by vote of a majority of the Board of Directors at a meeting held in accordance with the provisions of these Bylaws.


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